NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERSISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM THE REGISTRATION UNDER SUCH ACT AND, IF THE COMPANY REQUESTS, DELIVERY TO THE COMPANY OF AN OPINION REASONABLY SATISFACTORY TO THE COMPANY AS TO THE APPLICABILITY OF SUCH EXEMPTION, UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROVENTION BIO, INC.

Warrant To Purchase Series A Preferred Stock

Warrant No.: A-1

Date of Issuance: April 25, 2017 (“Issuance Date”)

Provention Bio, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDB Capital Group, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant (including any Warrants to purchase Series A Preferred Stock (as defined below) issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or from time to time on or after the Issuance Date (as defined below in Section 17), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below in Section 17), such number of fully paid and non-assessable shares of Series A Preferred Stock, including the securities into which they are converted or exchanged (the “Warrant Shares”) as set forth herein in Section 1(c), subject to adjustment as herein provided. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant has been issued in connection with that certain Engagement Letter, dated as of September 19, 2016, by and between MDB Capital Group LLC (“MDB”) and the Company (the “Engagement Letter”) and the completion of a private placement of shares of Series A Preferred Stock by the Company through the services of MDB as placement agent.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery to the Company of a notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) trading day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price (as defined below) multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that the exercise was made pursuant to a Cashless Exercise (as defined in Section 1(e)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. Notwithstanding the foregoing, if all or any portion of this Warrant is cancelled, the Holder will promptly deliver this Warrant to the Company upon request (and in exchange for a replacement Warrant in the event of partial cancellation as provided herein). Promptly, and in any event with in three (3) trading days, after receipt of fully-completed and executed Exercise Notice, together with the Aggregate Exercise Price if applicable, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), unless the Company is acting as its own transfer agent, and, further, shall issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, to any designee of the Holder to whom the Holder is permitted to transfer this Warrant, or any agent thereof, in each case to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or such designee (as indicated in the applicable Exercise Notice), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the executed Exercise Notice and payment of the Aggregate Exercise Price if applicable, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled hereunder, the Company shall make a cash payment equal to the Exercise Price then in effect multiplied by such fraction.

(b) Exercise Price. For purposes of this Warrant, the “Exercise Price” will be $[•] per Warrant Share, as adjusted from time to time in accordance with Section 2 below.

(c) Number of Shares. The Warrant Shares subject to this Warrant shall be [•] shares of Series A Preferred Stock, as adjusted from time to time in accordance with Section 2 below.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = Y(A-B)

      A

For purposes of the foregoing formula:

Y = The number of Warrant Shares being exercised.

A = The fair market value of one Warrant Share (as calculated below).

B = the Exercise Price then in effect at the time of such exercise.

For purposes of the calculation above, the fair market value of one Warrant Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that: (i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Warrant Share shall be the product of (x) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, and (y) the number of shares of common stock into which each Warrant Share is convertible at the time of such exercise, as applicable; (ii) if the Warrant is exercised in connection with the Company’s initial public offering of its common stock, the fair market value per Warrant Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Warrant Share is convertible at the time of such exercise, as applicable, and (iii) if no public market exists for the Company’s shares of common stock and the Warrant is exercised in connection with a Change of Control, the fair market value per Warrant Share will be the purchase price per Warrant Share (or security into which the Warrant Share has been converted) to be paid in such Change of Control transaction, or the portion of the proceeds received by the Company in connection with such Change of Control transaction that is distributable to a Warrant Share (or security into which the Warrant Share has been converted), as applicable. If this Warrant is exercisable for a class of securities into which the Series A Preferred Stock has been converted, then the fair market value of the resulting security will be as set forth in this Warrant for a Warrant Share.

(e) Reservation of Stock. The Company shall reserve and keep available from its authorized and unissued shares of Series A Preferred Stock for the purpose of effecting the exercise of this Warrant such number of preferred shares (and shares of common stock for issuance on conversion of such preferred shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Series A Preferred Stock (and shares of common stock for issuance on conversion of such preferred shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Warrant Shares, without limitation of such other remedies as may be available to the Holder, the Company will use its best efforts to take all corporate action as may be necessary to increase its authorized and unissued shares of its Series A Preferred Stock (and shares of common stock for issuance on conversion of such preferred shares) to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that (i) all Warrant Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, and (ii) all shares of common stock issuable upon conversion of the Warrant Shares will, when issued in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, be validly issued, fully paid and nonassessable.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Change of Control. If at any time there shall be any merger, any consolidation or any sale of outstanding equity securities (other than in connection with the initial public offering or other underwritten or best efforts public offering by the Company) to any one person or group of persons acting in concert (within the meaning of Sections 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) the result of which is the equity holders of the Company prior to such transaction hold less than 50% of the outstanding voting securities of the surviving entity after such transaction, or any sale of all or substantially all of the assets of the Company to a third party (each, a “Change of Control”), and the fair market value, as determined in accordance with Sections 1(d)(i) or (iii) above (whichever yields the greater fair market value), of one Warrant Share is greater than the Exercise Price in effect immediately prior to such Change of Control, and the Holder has not exercised this Warrant pursuant to Section 1 as to all Warrant Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1(d) above as to all Warrant Shares not yet exercised effective immediately prior to and contingent upon the consummation of such Change of Control. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 8 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Warrant Shares (or such other securities) issued upon exercise. In the event of a Change of Control where the fair market value of one Warrant Share as determined in accordance with Section 1(d)(iii) above would be less than the Exercise Price in effect immediately prior to such Change of Control, then this Warrant will expire immediately prior to the consummation of such Change of Control.

(b) Merger or Reorganization Other than in Connection with a Change of Control. If at any time there shall be any reorganization, recapitalization, merger or consolidation involving the Company in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property that does not result in a Change of Control (a “Reorganization”), then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization, to the end that the provisions of this Warrant shall be applicable after such Reorganization, as near as reasonably may be, in relation to any shares or other securities deliverable after that event, upon the exercise of this Warrant.

(c) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of the Company’s securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other securities.

(d) Subdivisions and Combinations. In the event that the outstanding securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of such securities, the number of securities issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of such securities, the number of securities issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(e) Redemption; Conversion. In the event that all of the outstanding shares of Series A Preferred Stock are redeemed or converted in accordance with the Company’s Amended and Restated Certificate of Incorporation, this Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Warrant had been exercised in full immediately prior to such redemption or conversion and the preferred stock received thereupon had been simultaneously converted into common stock.

(f) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.

3. [Intentionally Omitted].

4. PURCHASE RIGHTS. In addition to any adjustments pursuant to Section 2 above, if at any time prior to the consummation of the Company’s initial public offering of its common stock and while this Warrant remains outstanding, the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of share of Series A Preferred Stock or security into which it is converted or exchanged (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the same terms on which such Purchase Rights are offered to such record holders, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of securities acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the securities into which this Warrant may be exercised are to be determined for the grant, issue or sale of such Purchase Rights.

5. NONCIRCUMVENTION. The Company shall not, by amendment of its Amended and Restated Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme, arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder against impairment.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, so long as this Warrant is outstanding, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered in the name of the transferee, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The rights and obligations of the Registration and Investor Rights Agreement may be assigned and transferred with any transfer of this Warrant. For the abundance of clarity, there is no restriction on the assignment and transfer of this Warrant and the Registration and Investor Rights Agreement, other than as provided by law, rule and regulation and the terms of the Registration and Investor Rights Agreement and any other specific agreements between the Holder and the Company.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Series A Preferred Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Series A Preferred Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. COMPLIANCE WITH THE SECURITIES ACT.

(a) Agreement to Comply with the Securities Act; Legends. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERSISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM THE REGISTRATION UNDER SUCH ACT AND, IF THE COMPANY REQUESTS, DELIVERY TO THE COMPANY OF AN OPINION REASONABLY SATISFACTORY TO THE COMPANY AS TO THE APPLICABILITY OF SUCH EXEMPTION, UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The original Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

9. NOTICES. The Company will give notice to the Holder (i) promptly upon each adjustment of the Exercise Price and the class and number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s); and (ii) at least five (5) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the securities into which this Warrant may be exercised, (B) with respect to any grants, issuances or sales of any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to record holders of the securities into which this Warrant may be exercised, or (C) for determining rights to vote with respect to any dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient, provided that such sent e-mail is kept on file (whether electronically or otherwise), and either (A) a copy of the relevant notice is sent on the same day as such sent email in accordance with clause (i), (ii) or (iv) of this paragraph or (B) an authorized representative of the Company affirmatively acknowledges receipt of such email by reply email or other written communication) and (iv) if sent by overnight courier service, one (1) trading day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Provention Bio, Inc.
110 Old Driftway Lane
Lebanon, NJ 08833
Attention: Chief Executive Officer

If to a Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively.

10. AMENDMENT AND WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

13. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the fair market value or the arithmetic calculation of the Warrant Shares, as the case may be, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price or the fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results as soon as reasonably practicable. Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of the investment bank or the accountant shall be borne by the Company unless the number in question, as finally determined by such investment bank or accountant, is within three percent (3%) of the Company’s originally proposed number, in which case such fees and expenses shall be borne by the Holder.

15. REMEDIES, CHARACTERIZATION, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available at law or in equity. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant.

16. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to compliance with Section 8 and other applicable law. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax (a) based upon the net income of the Holder or (b) that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg, L.P.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Expiration Date” means the date that is the seventh (7th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(d) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(e) “Principal Market” means the a national securities exchange in the United States or a recognized United States trading medium which provides daily reports of the prices at which securities are offered and traded.

(f) “Registration Rights Agreement” means the registration rights agreement entered into on even date herewith for the benefit of, among others, the Holder.

(g) “Series A Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to purchase Series A Preferred Stock to be duly executed as of the Issuance Date set out above.

PROVENTION BIO, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE Series A Preferred STOCK

PROVENTION BIO, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Series A Preferred Stock (“Warrant Shares”) of Provention Bio, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant to purchase Series A Preferred Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________          a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________          a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Series A Preferred Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

PROVENTION BIO, INC.

By:
Name:
Title: